UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 19, 2015, the Board of CST Brands, Inc. (“CST Brands” or the “Company”) increased the size of the Board from ten members to eleven members and appointed Joseph E. Reece to the Board. Mr. Reece has been designated as Class II director and will stand for reelection at the 2018 annual meeting of stockholders. Mr. Reece was also appointed to the Nominating and Governance Committee and the Executive Committee.
The Board has determined that Mr. Reece qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”) and as an “outside director” under the requirements of Section 162(m) of the Internal Revenue Code of 1986 and “non-employee director” as such term is defined by the rules and regulations of the SEC.
The Company entered into a standard indemnification agreement for directors with Mr. Reece. In connection with his election, Mr. Reece, as a non-employee member of the Board received an initial grant award of 1,878 CST restricted stock units and will receive cash compensation as approved by the Compensation Committee of the Board on November 24, 2015, in accordance with the description of the terms of non-employee director compensation set forth in the section entitled “Director Compensation for Fiscal Year 2015” in the Company’s Proxy Statement filed with the SEC on April 21, 2015. This initial grant award will vest in full on the one-year anniversary of the date of grant.
After giving effect to the appointment to the Nominating and Governance Committee and the Executive Committee disclosed above, the Committees are now comprised of the following members of the Board:

•	Audit Committee: Roger G. Burton (Chairman), Ruben M. Escobedo, and Stephen A. Smith.

•	Compensation Committee: Donna M. Boles (Chairman), Denise Incandela and Alan Schoenbaum.

•	Nominating and Governance Committee: Michael Wargotz (Chairman), William G. Moll and Joseph E. Reece.

•	Executive Committee: Alan Schoenbaum (Chairman), Michael Wargotz, Stephen A. Smith and Joseph E. Reece.
Item 8.01. Other Events.
A copy of CST Brands’ press release announcing the appointment of Joseph E. Reece to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 8.01 of this Current Report (including Exhibit 99.1) is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.
Safe Harbor Statement
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated November 24, 2015 regarding the appointment of Joseph E. Reece

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 25, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated November 24, 2015 regarding the appointment of Joseph E. Reece